This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated 9/17/1998 and to each Prospectus Supplement dated 9/17/1998
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PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
September 17, 1998 TO PROSPECTUS DATED September 17, 1998
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Pricing Supplement:     26
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Dated:   2/19/2002
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                      Sears Roebuck Acceptance Corp.
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                       Medium-Term Note Series     V
                              (Fixed Rate)
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                   Due at least 9 months from date of issue
Interest payable 10th of Jan, Apr, Jul and Oct
     beginning Apr 10, 2002 and at Maturity
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Principal Amount of Note:                   $   15,000,000
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Settlement Date (Original Issue Date):       2/22/2002
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Maturity Date:                               9/22/2004
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Interest Rate Per Annum:                      4.50000%
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Specified Currency:                         US $
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                            (If Other than U.S. Dollars, see attached)
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Redemption Commencement Date:               NOT APPLICABLE
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Form of Purchased Notes:                    DTC
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Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
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